As filed with the Securities and Exchange Commission on January 29, 2013

Registration No. 333-186128

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMMUNITY FINANCIAL SHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	6022	36-4387843
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

357 Roosevelt Road

Glen Ellyn, Illinois 60137

(630) 545-0900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott W. Hamer

President and Chief Executive Officer

357 Roosevelt Road

Glen Ellyn, Illinois 60137

(630) 545-0900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward G. Olifer, Esq.

Aaron M. Kaslow, Esq.

Kilpatrick Townsend & Stockton LLP

607 14th Street, NW, Suite 900

Washington, DC 20005

(202) 508-5800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value per share	19,684,700	$1.45	$28,542,815 (1)	$3,894.00 (2)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.
(2)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Form S-1/A is being filed strictly for the purposes of including the XBRL attachments. Nothing else in the filing has changed.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

The exhibits and financial statement schedules filed as a part of this registration statement are as follows:

(a)	List of Exhibits (filed herewith unless otherwise noted)

3.1	Amended and Restated Certificate of Incorporation of Community Financial Shares, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 26, 2012)

3.2	Amended and Restated Bylaws of Community Financial Shares, Inc. (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on November 14, 2012)

4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Company’s Form 10-K for the year ended December 31, 2005)

4.2	Community Bank–Wheaton/Glen Ellyn Non-Qualified Stock Option Plan, as amended effective November 29, 2006 (Incorporated by reference to Exhibit 4.2 to the Company’s Form 10-K for the year ended December 31, 2006)

4.3	Certificate of Designations establishing Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of Community Financial Shares, Inc. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 20, 2009)

4.4	Form of Stock Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of Community Financial Shares, Inc. (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 20, 2009)

4.5	Certificate of Designations establishing Fixed Rate Cumulative Perpetual Preferred Stock, Series B, of Community Financial Shares, Inc. (Incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on May 20, 2009)

4.6	Form of Stock Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series B, of Community Financial Shares, Inc. (Incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on May 20, 2009)

4.7	Certificate of Designations establishing Series C Convertible Noncumulative Perpetual Preferred Stock of Community Financial Shares, Inc. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 26, 2012)

4.8	Form of Stock Certificate for Series C Convertible Noncumulative Perpetual Preferred Stock of Community Financial Shares, Inc. (Incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on December 26, 2012)

4.9	Certificate of Designations establishing Series D Convertible Noncumulative Perpetual Preferred Stock of Community Financial Shares, Inc. (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 26, 2012)

4.10	Form of Stock Certificate for Series D Convertible Noncumulative Perpetual Preferred Stock of Community Financial Shares, Inc. (Incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on December 26, 2012)

4.11	Certificate of Designations establishing Series E Convertible Noncumulative Perpetual Preferred Stock of Community Financial Shares, Inc. (Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on December 26, 2012)

4.12	Form of Stock Certificate for Series C Convertible Noncumulative Perpetual Preferred Stock of Community Financial Shares, Inc. (Incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed on December 26, 2012)

5.1	Opinion of Kilpatrick Townsend & Stockton LLP re: Legality of Shares (Previously filed)

10.1	Securities Purchase Agreement, dated as of November 13, 2012, between Community Financial Shares, Inc. and the purchasers identified therein (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 14, 2012)

10.2	Registration Rights Agreement, dated as of November 13, 2012, between Community Financial Shares, Inc. and the purchasers identified therein (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 14, 2012)

10.3	Securities Purchase Agreement, dated as of November 13, 2012, between Community Financial Shares, Inc. and the U.S. Department of Treasury (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on November 14, 2012)

10.4	Consent Order issued by the Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 26, 2011)

10.5	Stipulation and Consent to the Issuance of a Consent Order dated January 21, 2011 between the Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation and Community Bank – Wheaton/Glen Ellyn, Glen Ellyn, Illinois (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 26, 2011)

10.6	Form of Community Bank Directors Retirement Plan Agreement (Incorporated by reference to Exhibit 10.0 to the Company’s Form 10-KSB for the year ended December 31, 2000)*

10.7	Form of Community Bank Directors Deferred Compensation Agreement (Incorporated by reference to Exhibit 10.1 to the Company’s Form 10-K for the year ended December 31, 2005)*

10.8	Change in Control Agreement between Community Bank – Wheaton/Glen Ellyn and Scott W. Hamer (Incorporated by reference to Exhibit 10.2 to the Company’s Form 10-K for the year ended December 31, 2011)*

10.9	Change in Control Agreement between Community Bank – Wheaton/Glen Ellyn and Eric J. Wedeen (Incorporated by reference to Exhibit 10.4 to the Company’s Form 10-K for the year ended December 31, 2008)*

10.10	Change in Control Agreement between Community Bank – Wheaton/Glen Ellyn and Christopher P. Barton (Incorporated by reference to Exhibit 10.5 to the Company’s Form 10-K for the year ended December 31, 2011)*

10.11	Change in Control Agreement between Community Bank – Wheaton/Glen Ellyn and Jeffrey A. Vock (Incorporated by reference to Exhibit 10.6 to the Company’s Form 10-K for the year ended December 31, 2011)*

10.12	Executive Compensation Supplemental Benefit Agreement between Community Bank – Wheaton/Glen Ellyn and Scott W. Hamer (Incorporated by reference to Exhibit 10.7 to the Company’s Form 10-K for the year ended December 31, 2011)*

10.13	Consent Order issued by the Federal Deposit Insurance Corporation and Illinois Department of Financial and Professional Regulation (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 26, 2011)

21.1	Subsidiaries of Registrant (Incorporated by reference to Exhibit 21.0 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011)

23.1	Consent of BKD LLP (Previously filed)

23.2	Consent of Kilpatrick Townsend & Stockton LLP (Included in Exhibit 5.1)

99.1	Temporary Hardship Exemption Pursuant to Rule 201 of Regulation S-T (Previously filed)

101.1**	The following materials for the quarter ended September 30, 2012, and the year ended December 31, 2011, formatted in XBRL (Extensible Business Reporting Language): (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations, (iii) the Consolidated Statements of Comprehensive Loss, (iv) the Consolidated Statements of Shareholders’ Equity, (v) the Consolidated Statements of Cash Flows; and (vi) the Notes to the Consolidated Financial Statements.

*	Management contract or compensatory plan or arrangement.
**	Furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glen Ellyn, State of Illinois, on January 29, 2013.

COMMUNITY FINANCIAL SHARES, INC.

By:	/s/ Scott W. Hamer
Scott W. Hamer
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Scott W. Hamer	President, Chief Executive Officer and Director (principal executive officer)	January 29, 2013
Scott W. Hamer

*	Vice President and Chief Financial Officer (principal accounting and financial officer)
Eric J. Wedeen

*	Director
William F. Behrmann

*	Director
Penny A. Belke

*	Director
H. David Clayton

*	Director
Raymond A. Dieter, Jr.

*	Director
Robert F. Haeger

*	Director
Mary Beth Moran

*	Director
Joseph S. Morrissey

*	Director
John M. Mulherin

*	Pursuant to the Power of Attorney included in the Registration Statement on Form S-1 for Community Financial Shares, Inc. filed on January 22, 2013.

/s/ Scott W. Hamer	President, Chief Executive Officer and Director	January 29, 2013
Scott W. Hamer